SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2002


                            EMERGISOFT HOLDING, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            33-30743                                    84-1121360
    ----------------------                      ----------------------------
   (Commission File Number)                    (IRS Employer Identification No.)

                                  2225 Avenue J
                             Arlington, Texas 76006
              -----------------------------------------------------
               (Address of principal executive offices) (Zip code)

      (Registrant's telephone number, including area code): (817) 633-6665

                                       N/A
               --------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events

     Berlwood Five, Ltd., a current shareholder of ours, made a $5,000,000 financing commitment to us on November 13, 2002. We may draw on the commitment from time to time through November 13, 2003. In exchange for funds advanced, Berlwood will receive shares of our common stock at a per share price of $.53332.

     Advances of funds under the commitment are subject to milestones and criteria to be established by Berlwood. Berlwood may make advances under the financing commitment without regard to the milestones and criteria, but any such action will not constitute a waiver or otherwise prejudice Berlwood's right to demand strict compliance with milestones or criteria in connection with other requested advances.

     On December 23, 2002, Berlwood made a $500,000 advance to us under the financing commitment. Berlwood received 937,503 shares of our common stock in the transaction. It used private funds to pay the consideration for the shares. We have the right, but not the obligation, to repurchase all or any portion of the shares at a purchase price of $2.40, exercisable at any time prior to December 23, 2003.

     The share issuance to Berlwood increased the total number or our issued and outstanding shares to 16,579,870 and increased Berlwood's percentage ownership interest in our outstanding shares of common stock to 89.95%.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 8, 2003            EMERGISOFT HOLDING, INC.
                                   (Registrant)



                                  By:  /s/ Ann Crossman
                                     --------------------------------
                                     Ann Crossman, Treasurer and
                                     Controller



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                                  EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press Release dated November 12, 2002.

























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